Exhibit 99.2

CITIZENS NATIONAL CORPORATION

620 Broadway Street

Paintsville, Kentucky 41240

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

The undersigned hereby appoints Attorney Jonathan Shaw and James Robinson, EVP/Chief Financial Officer, or either of them, with full power to act alone, as proxy, with the President of Citizens National Corporation (“Citizens”) having the power to appoint their substitutes, to represent me and to vote all of the shares of common stock of Citizens which I held of record at the close of business on ___________, 2026, or am otherwise entitled to vote, at the Special Meeting of Shareholders of Citizens (the “Special Meeting”) to be held on _________, 2026 at _____ _.m., and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.

Merger Proposal. Approval of the Agreement and Plan of Merger dated April 20, 2026, as it may be amended from time to time, between Peoples Bancorp Inc. and Citizens, and the transactions contemplated thereby (the “Citizens merger proposal”).

FOR MERGER PROPOSAL ☐

AGAINST MERGER PROPOSAL ☐

ABSTAIN ☐

2.

Special Meeting Adjournment. Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately before such adjournment, there are not sufficient votes to approve the Citizens merger proposal.

FOR ADJOURNMENT PROPOSAL ☐

AGAINST ADJOURNMENT PROPOSAL ☐

ABSTAIN ☐

3.	Other Matters. In their discretion, the proxies are authorized to act upon such other matters as may properly be brought before the Special Meeting or any adjournment thereof.

IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(To be signed on the reverse side)

Please sign, date and mail your Proxy in the envelope provided as soon as possible.

Name(s) of Shareholder:
(Please Print)

Shares Owned of Record:

Shareholder Signature	Date

Additional Shareholder Signature (if required)	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such and please provide legal documents for the same. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign partnership name by an authorized person.